                    [MUNGER, TOLLES & OLSON LLP LETTERHEAD]

                                                                       EXHIBIT 5

                                January 28, 2002

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131

  Re:  Registration Statement on Form S-3
       ----------------------------------

Gentlemen:

  We have examined the Registration Statement on Form S-3 proposed to be filed by you with the Securities and Exchange Commission on January 28, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,505 shares of Class A Common Stock, par value $5 per share, and 7,063 shares of Class B Common Stock, par value $.1667 per share, of Berkshire Hathaway Inc. (the "Shares"), for offer and sale by certain shareholders of Berkshire Hathaway Inc. (the "Selling Shareholders").

  In connection with this opinion, we have also examined your Restated Certificate of Incorporation, as amended, and Restated Bylaws, the proceedings taken by you in connection with the issuance of the Shares to the Selling Shareholders and the filing of the Registration Statement, and such other records, documents, certificates, and other instruments as we have deemed necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

  Based upon the foregoing, it is our opinion that the Shares are now, and when sold in the manner referred to in the Registration Statement will be, validly issued, fully paid, and nonassessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

                                   /s/ Munger, Tolles & Olson LLP

                                   MUNGER, TOLLES & OLSON LLP